EXHIBIT 99.1

News Release	FMC Technologies Inc
1803 Gears Road
Houston, TX 77067

For Release: Immediate

Media	Marvin Brown Bruce Bullock	(281) 591-4212 (281) 591-4429

Investors	Maryann Seaman	(312) 861-6414

FMC Technologies CFO and Executive Vice President to Address

Credit Suisse First Boston’s 2005 Energy Summit

Houston, January 19, 2005 – FMC Technologies, Inc. (NYSE: FTI) announced today that William H. Schumann, Senior Vice President and Chief Financial Officer, and Peter D. Kinnear, Executive Vice President, will address financial analysts at the following event:

Analyst Conference:	Credit Suisse First Boston 2005 Energy Summit – Vail, Colorado
Friday, February 4, at 9:25 A.M. Mountain Standard Time
(10:25 A.M. CST – 11:25 A.M. EST)

Presentation:	Presentation slides available at the time of the presentation on the FMC Technologies web site, www.fmctechnologies.com - investor relations section.

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FMC Technologies, Inc. (www.fmctechnologies.com) is a global leader providing mission-critical technology solutions for the energy, food processing and air transportation industries. FMC Technologies designs, manufactures and services technologically sophisticated systems and products for its customers through its Energy Systems (comprising Energy Production Systems and Energy Processing Systems), FoodTech and Airport Systems businesses. FMC Technologies employs approximately 8,600 people and operates 32 manufacturing facilities in 16 countries.